October 16, 2000

(214) 698-3205                                            88814-00024


Sabre Holdings Corporation



     Re: Registration Statement on Form S-8, as filed on October 17, 2000 (the "Registration Statement")

Dear Ladies and Gentlemen:

     We have acted as special counsel to Sabre Holdings Corporation, a Delaware corporation (the "Company") in connection with the Company's registration of the proposed issuance of up to 4,700,517 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company under the Getthere.com 1996 Stock Incentive Plan and the Getthere.com 1999 Stock Incentive Plan (the "Stock Option Plans"), pursuant to options to purchase the Company's Stock to be issued through the conversion of options previously outstanding under the Stock Option Plans to purchase shares of stock in Getthere.com, a Delaware corporation, in accordance with the terms of that certain Agreement and Plan of Merger by and among the Company, Sabre Inc. and Getthere Inc. dated as of August 28, 2000 ("Merger Agreement"). We are rendering this opinion pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

     To render the opinion set forth herein, we have examined the documents described below. We have assumed that no agreements or understandings exist among any of the parties to these documents or with any third parties that would expand, modify, or otherwise affect the terms of these documents or the respective rights or obligations of the parties thereunder.

     1. The Certificate of Incorporation of the Company.

     2. The Bylaws of the Company.

     3. The resolutions of the Board of Directors of the Company, dated as of August 27, 2000.

     4. The Merger Agreement.

     5. The Stock Option Plans.

     We have also examined such other documents as we deemed necessary to render the opinions set forth herein. In connection with our examination, we have assumed the authenticity of all documents submitted to us as originals, that all such documents have been validly adopted and duly executed, the genuineness of all signatures, the legal capacity of all natural persons, the conformity to originals of all copies of documents submitted to us, and the authenticity of the originals of such copied documents. We have also relied upon the certificates of public officials and corporate officers with respect to the accuracy of all matters contained therein without any independent verification thereof.

     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, it is our opinion that, when (i) the Registration Statement has become effective under the Securities Act and assuming no stop order has been issued by the Commission with respect thereto, (ii) the Shares have been issued and sold as contemplated in the Registration Statement and in accordance with the provisions of the Stock Option Plans, (iii) the Company has received consideration for the Shares in excess of the par value of the Common Stock and as contemplated by the Stock Option Plans, and (iv) the Shares have been duly delivered, the Shares will be legally issued, fully paid and non-assessable.

     Our opinions expressed herein are based upon the laws of the State of Texas and the Delaware General Corporation Law, and nothing herein shall be deemed to be an opinion as to the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion should the present laws of the State of Texas or the Delaware General Corporation Law, or the interpretation thereof, change.

     This opinion is intended solely for the Company's use. No other person may rely upon this opinion or reproduce or file it publicly without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        GIBSON, DUNN & CRUTCHER LLP



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